Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of May 25, 2017, by and between Asure Software, Inc., a Delaware corporation  (the “Company”), iSystems Holdings, LLC, a Delaware limited liability company (“iSystems”) and each other Person who becomes a party to this Agreement after the date hereof pursuant to Section 13(f).  Certain capitalized terms used herein are defined in Section 11.

The Company, iSystems and certain other Persons are parties to that certain Equity Purchase Agreement, dated as of May 25, 2017 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”) pursuant to which the Company is acquiring all of the issued and outstanding equity interests of iSystems Intermediate Holdco, Inc. and, in partial consideration therefor, iSystems is receiving shares of common stock of the Company.

The execution and delivery of this Agreement by the Company is a condition to iSystems’ obligations under the Purchase Agreement, and the execution and delivery of this Agreement by iSystems is a condition to the Company’s obligations under the Purchase Agreement.

The parties hereto, intending to be legally bound, hereby agree as follows:

1.     Demand Registration.

(a)   Request for Registration.  At any time and from time to time after the expiration of the Lock-Up Period (as defined in that certain Lock-Up Letter dated the date hereof from iSystems Holdings, LLC to Roth Capital Partners, LLC (the “Lock-Up Agreement”)), holders of Registrable Securities may by written notice to the Company (a “Demand Notice”), to the extent permitted in accordance with Section 1(b) and Section 1(c) hereof, request registration under the Securities Act of all or any portion of their Registrable Securities (i) on Form S-1 or any similar long-form registration (“Long-Form Registration”) and/or (ii) on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registration”); provided, that, unless otherwise agreed by the Company, no registration statement must be filed in respect to a Demand Registration with the Securities and Exchange Commission prior to the earlier of (x) five (5) Business Days after the filing of the Company’s Form 10-K for the year ended December 31, 2017 and (y) March 31, 2018; and provided, further that, unless otherwise agreed to by the Company, the closing of the sale of such Registrable Securities shall not occur prior to May 25, 2018.  For the avoidance of doubt, iSystems acknowledges and agrees that it is party to the Lock-Up Agreement and that no registration statement must be filed during the Lock-Up Period. Any registration requested pursuant to this Section 1(a) is referred to herein as a “Demand Registration”.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.  The Company shall give prompt written notice of such requested registration to all other holders of Registrable Securities (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to the remainder of this Section 1, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.  Notwithstanding the provisions of this Section 1(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), at the request of the holders requesting such registration, the Company shall delay the notice of a Demand Registration requested in accordance with this Section 1 until the day after the registration statement with respect to such Demand Registration is filed, in which case, subject to the remainder of this Section 1, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof.   Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such registration, no other holder to whom such notice is provided may include in such Demand Registration a greater percentage of such holder’s Registrable Securities than the percentage of Registrable Securities included by the holders requesting such registration.

(b)   Long-Form Registration. At any time and from time to time after the date hereof, the iSystems Majority Holders shall be entitled to request two (2) Long-Form Registrations; provided, that, unless otherwise agreed by the Company, no registration statement must be filed in respect to a Demand Registration with the Securities and Exchange Commission prior to the earlier of (x) five (5) Business days after the filing of the Company’s Form 10-K for the year ended December 31, 2017 and (y) March 31, 2018; provided, further, that, unless otherwise agreed by the Company (i) the closing of the sale of such Registrable Securities shall not occur prior to May [  ], 2018 and (ii) a Long-Form Registration may only be requested by the iSystems Majority Holders if, at the time of such request, the Company is not eligible to file a Short Form Registration.  All Long-Form Registrations shall be underwritten registrations if requested by the holders of a majority of the Registrable Securities initially requesting such registration.  The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration, whether or not it becomes effective.  A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration (with it being understood and agreed that a holder of Registrable Securities instituting a Demand Registration shall be entitled to withdraw his, her or its request to effect a Long-Form Registration at any time prior to the effectiveness thereof, in which case such registration shall not proceed with respect to any holder and such registration shall not thereafter count as one of the permitted Long-Form Registrations).  In no event shall any holder of Registrable Securities have liability to another for determining to withdraw its request for registration.

(c)   Short-Form Registration.  In addition to the Long-Form Registrations provided pursuant to Section 1(b), the iSystems Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations and the Company shall pay all Registration Expenses; provided, that, unless otherwise agreed by the Company, no registration statement must be filed in respect to a Demand Registration with the Securities and Exchange Commission prior to the earlier of (x) the five (5) Business Days after filing of the Company’s Form 10-K for the year ended December 31, 2017 and (y) March 31, 2018; provided, further, that, unless otherwise agreed by the Company, (i) the closing of the sale of such Registrable Securities shall not occur prior to May 25, 2018 and (ii) the iSystems Majority Holders shall only be entitled to request one (1) Short Form Registration in any twelve (12) month period.  The Company shall use its reasonable best efforts to make any Short-Form Registration on Form S-3 available for the sale of Registrable Securities as promptly as practicable under applicable law.  The iSystems Majority Holders may, in connection with any Demand Registration requested by such holder that is a Short-Form Registration, require the Company to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”) for the sale or distribution by the holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, block sale or other distribution plan, and the Company shall use its reasonable best efforts to cause such registration statement to be filed and declared effective under the Securities Act in accordance with Section 4 hereof.  Once effective, the Company shall cause the Shelf Registration to remain effective for a period ending on the earliest of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration[ and (ii) the second anniversary of the effective date of the Shelf Registration.

(d)   Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50% of the Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in such manner in the acceptable price range, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the number of Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Registrable Securities held by management as necessary or desirable to negate such adverse impact.  Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e)   Restrictions on Demand Registration.  The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration.  The Company may, at its option, (i) defer any registration or offering of Registrable Securities in response to a Demand Notice or Take-Down Notice or (ii) require holders to suspend any offering of Registrable Securities, in either case for no more than 120 days in each 360-day period:

(i) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period;

(ii) upon issuance by the Securities and Exchange Commission of a stop order suspending the effectiveness of any registration statement with respect to Investor Registrable Securities or the initiation of proceedings with respect to such registration statement under Section 8(d) or 8(e) of the Securities Act;

(iii) if the Company believes that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material transaction or corporate development or plan or (y) would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests, provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material;

(iv) if the Company elects at such time to offer Common Stock or other equity securities of the Company to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements;

(v) if the Company is pursuing a primary underwritten offering of Common Stock pursuant to a registration statement; provided that the holders of Registrable Securities shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 3; and

(vi) if the Board of the Company determines the registration or offering would have a material adverse effect on the Company;

provided that, in the case of a deferral by the Company of a Demand Registration, the holders of Registrable Securities will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration and the Company will pay all Registration Expenses in connection with such requested registration.  Upon the occurrence of any of the conditions described in (i) through (vi) above, the Company shall give prompt notice of such deferral or suspension (a “Suspension Notice”) to each of seller of Registrable Securities included in any applicable registration statement.  Upon the termination of such condition, the Company shall give prompt notice thereof (a “Suspension Termination Notice”) to any sellers to whom a Suspension Notice was delivered.  The Company shall promptly proceed with any Demand Registration that was suspended pursuant to this Section 1(e); provided further that in no event shall the restrictions set forth in this sentence be deemed to apply to a redemption or repurchase of, or plan to redeem or repurchase, capital stock, options or warrants of the Company.

(f)    Selection of Underwriters.  The holders of a majority of the Registrable Securities requesting a Demand Registration shall be entitled to select the underwriters to manage any Demand Registration; provided that, by written notice to such holders, the Company may, by written notice to such holders, object to one underwriter for all such registrations and if the holders determine such objection is reasonable, the holders shall not use such underwriter to manage any Demand Registration.

2.     Piggyback Registrations.

(a)   Right to Piggyback.  If, at any time after May 25, 2018, the Company proposes to register any of its equity securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1, or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to Sections 2(c) and 2(d), shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.  Notwithstanding the provisions of this Section 2(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), the Company may delay the notice of a Piggyback Registration until the day after the registration statement with respect to such Piggyback Registration is filed, in which case, subject to the remainder of this Section 2, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof.

(b)   Piggyback Expenses.  Subject to the qualifications set forth in Section 5(b), the Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)   Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities shares owned by each such holder.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

(d)   Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than a Demand Registration (a “Secondary Registration”), and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, except to the extent otherwise previously agreed to by holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration, together with the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the amount of such securities owned by each such holder, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

(e)   Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.

(f)    Obligations of Seller. During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.

(g)   Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

3.     Holdback Agreements.

(a)   The Company shall not effect any public sale or distribution of its Common Stock or any securities convertible into or exchangeable or exercisable for its Common Stock during (a) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of such registration, and (b) upon notice from any holders of the Registrable Securities of the intention to effect an underwritten offering of Registrable Securities pursuant to a Shelf Registration, the seven (7) days prior to and the ninety (90)-day period beginning on the date of the commencement of such distribution; in each case except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8, and in each case unless the managing underwriter(s) otherwise requires.

(b)   No holder of Registrable Securities shall effect any public sale or distribution of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock during (a) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the date of the commencement of such registration, and (b) upon notice from the Company of the commencement of an underwritten distribution of its Common Stock, the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution; in each case except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8, and in each case unless the managing underwriter(s) otherwise requires. Each holder of Registrable Securities shall execute and deliver all agreements requested by the managing underwriters for a registered offering by the Company that is consistent with the foregoing.  The obligations under this clause (b) shall terminate as to each holder of Registrable Securities who owns less than three percent (3%) of the outstanding shares of Common Stock of the Company. In no event shall this Section 3(b) or any agreement with the underwriters limit a holder’s rights under Section 2 hereof or extend any suspension period beyond what is permitted pursuant to Section 1(e) hereof unless consented to by the iSystems Majority Holders.

4.     Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(a)   in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and, within 60 days after receipt of a Demand Notice, file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed), and include in any Short-Form Registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws, but only to the extent such information does not contravene applicable securities laws or include information not readily in the possession of the Company;

(b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending on the earliest of (1) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, (2) the second anniversary of the effective date of such Shelf Registration, and (3) when all such Registrable Securities are freely saleable under Rules 144 and 145 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)   furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(e)   notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its reasonable best efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participation in “road shows,” investor presentations and marketing events and effecting a stock split or a combination of shares);

(j)    upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available, upon reasonable notice and during normal business hours, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, that unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement or the release of such information is ordered by a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 4(j) if the Company believes, after consultation with its counsel, that to do so would cause the Company to forfeit its attorney-client privilege that was applicable to such information.

(k)   take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)  permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n)   the Company agrees to file all reports and supplements which are required to be filed by the Company under the Securities Act so that it may be eligible to effect any registration of Registrable Securities on Form S-3 or any comparable form, successor form or other form if such form is available for use by the Company;

(o)   obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely) in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(p)   provide a legal opinion of the Company’s outside counsel (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature; and

(q)   use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

5.     Registration Expenses.

(a)   Subject to Section 5(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc.) (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, except as otherwise expressly provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

(b)   In connection with each Demand Registration, each Piggyback Registration, each Shelf Registration and each Shelf Offering, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, in an amount not to exceed $75,000.  Otherwise, all fees and expenses of such counsel shall be borne by the holder or holders of Registrable Securities for whom such services were rendered.

(c)   To the extent Registration Expenses are not required to be paid by the Company or, in accordance with the last sentence of Section 5(b), borne by a particular holder of Registrable Securities, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, including any underwriting discounts or commissions, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.     Indemnification.

(a)   The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations (each a “Violation”) by the Company:  (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company shall have no obligation to provide the indemnification set forth in this Section 6(a) to any holder to the extent such Violation arose from a statement provided in writing to the Company by such holder for inclusion in such registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto.  The Company shall pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities

Act) entitled to such indemnification, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.  No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)   If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of

Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.     Participation in Underwritten Registrations; Shelf Registrations.

(a)   Participation in Underwritten Registrations.

(i)            No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters); provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that in no event shall any holder of Registrable Securities be required to indemnify any underwriter or other Person in any manner other than that which is specifically set forth in Section 6(b) with respect to its indemnification obligations to the Company and other holders of Registrable Securities.  Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3 or that are necessary to give further effect thereto.  Without limiting any other right or remedy to which a party hereto may be entitled, any holder of Registrable Securities that does not comply with his, her or its obligations under this Section 7(a)(i) shall not be entitled to participate in the registration in question without violation of such holder’s rights hereunder.

(ii)           Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its

Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e).  In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

(b)   Shelf Take-Downs.  At any time that a Shelf Registration is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an offering or distribution of all or part of its Registrable Securities included by it on the Shelf Registration, whether such offering or distribution is on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, non-underwritten offering, block sale or other distribution plan (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders thereof pursuant to this Section 7(b))  and the Company shall (i) cooperate with the holder(s) and take all actions reasonably requested by such holder(s) in connection therewith and (ii) comply with its other obligations hereunder.  In connection with any Shelf Offering:

(i)            the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to any other holders of Registrable Securities included on such Shelf Registration and permit each holder to include its Registrable Securities included on the Shelf Registration in the Shelf Offering if such holder notifies the proposing holders and the Company within three (3) days after delivery of the Take-Down Notice to such holder, and

(ii)           in the event that the managing underwriter(s), if any, advises the Company in writing that in its opinion the number of Registrable Securities to be included in such Shelf Offering exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, such underwriter(s), if any, may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 1(c).

No holder of Registrable Securities that has included Registrable Securities pursuant to a Shelf Registration shall be entitled to sell shares included as part of a Shelf Registration unless included as part of a Shelf Offering.  Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such Shelf Offering, no other holder to whom such notice is provided may include in such Shelf Offering a greater percentage of such holder’s Registrable Securities than the percentage of Registrable Securities included by the holders requesting such Shelf Offering.

8.     Rule 144 and Rule 144A Reporting.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees at all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act to use its reasonable best efforts to:  (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the

Securities Act and the Exchange Act; and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration.

9.     Other Rights and Restrictions.

(a)   Financial Statements and Other Information.  At any time when (A) the iSystems Board Representative is not serving on the Board of the Company and (B) the iSystems Majority Holders hold more than the lesser of (x) 5% of the Company’s Common Stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of Company Common Stock held by the iSystems Majority Holder as of the date hereof, the Company shall deliver to the iSystems Majority Holder:

(i)            within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such items shall be prepared in accordance with GAAP and shall be certified by a senior executive officer of the Company; provided that, for as long as the Company is filing quarterly reports on From 10-Q pursuant to the Exchange Act, the Company’s obligations under this clause (i) shall be deemed satisfied by timely filing of such report; and

(ii)           within 90 days after the end of each fiscal year, consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) when applicable, a copy of such firm’s annual management letter to the Company’s Board; provided that, for as long as the Company is filing annual reports on From 10-K pursuant to the Exchange Act, the Company’s obligations under this clause (ii) shall be deemed satisfied by timely filing of such report.

Each of the financial statements referred to in subparagraphs (i) and (ii) above shall fairly present in all material respects in accordance with GAAP, the financial condition at such date and the results of operations and cash flows for such period, subject in the case of the unaudited financial statements to absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, results of operations, financial condition or operating results of the Company and its Subsidiaries taken as a whole).

(b)   Inspection Rights.  At any time when (A) the iSystems Board Representative is not serving on the Board of the Company and (B) the iSystems Majority Holders hold more than the lesser of (x) 5% of the Company’s Common Stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transactions after the date hereof) and (y)

90% of the shares of Company Common Stock held by the iSystems Majority Holder as of the date hereof, the Company shall permit, upon reasonable notice and during normal business hours, any Representatives designated by the iSystems Majority Holders, at such holder’s own expense, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided however that the Company shall have no obligation to disclose any particular document or piece of information pursuant to the rights granted under this Section 9(b), if the Company, in good faith, believes that the disclosure of such document or information would constitute a waiver of its attorney client privilege. The presentation of an executed copy of this agreement by the iSystems Majority Holders to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Person.

(c)   Confidentiality.  To the extent that any such information made available to any holder of Registrable Securities pursuant to this Section 9 (including Section 9(a)) would require disclosure under Regulation FD, such holder shall, as a condition to receiving any such information that is not otherwise publicly available, agree in writing to keep such information confidential and not disclose such information to any Person (i) unless such Person agrees to keep such information confidential or (ii) except as may be required by applicable law (including securities law).  Each holder of Registrable Securities party to this Agreement shall be deemed by its execution hereof to have satisfied the condition referred to in this Section 9(c) and, accordingly, the iSystems Board Representative may communicate with those holders of Registrable Securities and their direct and indirect limited partners or other equityholders who have agreed in writing to keep such information confidential and to comply with applicable securities laws regarding their investment in the Company without violation of any duty to, policy of or agreement with the Company.  Any holder of Registrable Securities may, at any time and from time to time, deliver written notice to the Company that it does not desire to receive all or any portion of any material non-public information to which it is otherwise entitled (without prejudice to such holder’s right to receive such information in the future).

(d)   Corporate Governance.  As long as any Registrable Securities are issued and outstanding, the Company will not, without the prior written consent of the iSystems Majority Holders (which may be withhold in their sole and absolute discretion), adopt any policy or take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of any holder of Registrable Securities freely to sell, transfer, assign, pledge or otherwise dispose of shares of the Company’s capital stock or would restrict or limit the rights of any transferee of any holder of Registrable Securities as a holder of the Company’s capital stock or to receive information from the iSystems Board Representative, other than the restrictions expressly agreed to herein, including the lock-up in Section 9(b)(i) or in any lock-up agreement executed by such holder after the date hereof or as may be required for the Company to comply with applicable securities laws or the requirements of NASDAQ or any other stock exchange listing shares of the Company’s Common Stock.  Without limiting the generality of the foregoing, the Company will not, as long as any Registrable Securities are issued and outstanding, without the prior written consent of the iSystems Majority Holders (which may be withhold in their sole and absolute discretion), take any action, or take any action to recommend to its stockholders any action, which would, among other things, limit the legal rights of, or deny any benefit to, any holder of Registrable Securities as a stockholder of the Company either (i) solely as a result of the amount of Common Stock owned by iSystems or (ii) in a manner not applicable to the Company’s stockholders generally.

(e)   Information to Competitor.  The Company may, without violation of this Section 9, refuse to provide any information or grant access to any Person that is a competitor or its Representatives to the extent it determines that provision of such information or access to such Person or its Representatives would be reasonably likely to cause economic or competitive harm to the Company or its Subsidiaries or would be reasonably likely to result in a violation of applicable law; provided that, no Person or its Representatives may be prevented from receiving such information or access solely as a result of the Company’s determination that provision of such information or access would cause a violation of applicable securities law if such Person or its Representatives acknowledge in writing the restrictions under applicable securities law about trading on material nonpublic information.

(f)    Lock-Up.

(i)            Until May 25, 2018, unless otherwise approved by the Company in writing or except as part of a merger or consolidation affecting the Company that has been recommended or approved by the Board or a tender offer for the Company’s equity securities that has been recommended or approved by the Board, to the extent not inconsistent with applicable law, each holder of Registrable Securities shall not, directly or indirectly, sell, assign, pledge, transfer, offer to sell, make any short sale, grant any option for the purchase, or otherwise dispose of, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, warrants, options or rights convertible into or exchangeable or exercisable for such securities.

(ii)           Until May 25, 2018, holders of Registrable Securities will not vote any equity securities of the Company at meetings called or held for the purpose of electing directors of the Company or other purposes (or by consent action taken in lieu of such a meeting), (a) to seek, cause, promote or support the removal of any member of the Board (other than in accordance with the recommendation of the Board or any such action with respect to the iSystems Board Representative), or (b) to vote, or solicit, or participate with any other Person in the solicitation of, proxies, in order to vote, advise or influence any Person with respect to, and solely with respect to, the voting of shares of equity securities of the Company other than (x) in favor of each director that the Board recommends for election to the Board, (y) against any director that the Board has not nominated for election, and (z) in accordance with the recommendation of the Board on any other matters proposed by the Company or by one or more stockholders of the Company; provided that the foregoing shall not limit or restrict how any holder of Registrable Securities votes or consents in connection with (I) any proposed merger, acquisition, tender offer, share issuance, affiliate transaction or other business combination or extraordinary transaction for which the vote of the stockholders of the Company is sought, (II) any “say on pay” or other equity or cash compensation proposal relating to employees or other service providers of the Company or (III) any proposed amendment or modification to, or restatement of, the Company’s certificate of incorporation (including, if requiring any vote of stockholders under Delaware law, any certificate of designation with respect thereto), on which proposals each holder of Registrable Securities may vote in its own absolute discretion.

10.  Board Representatives.  Subject to the limitations set forth in this Section 10, the iSystems Majority Holders shall have the right to designate one (1) representative for election to the

Board of the Company (the “iSystems Board Representative”) until the iSystems Expiration Date.  The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:

(a)   Interim Appointment of Directors.  From and after the date of the Company’s annual meeting of stockholders in 2017 at which directors will be elected (but in no event later than June 6, 2017) (the “Beginning Date”) until the iSystems Expiration Date, the iSystems Majority Holders may nominate one (1) iSystems Board Representative to be elected to the Board which individual shall initially be Daniel Gill.  Subject only to such actions not being in violation of the fiduciary duties of members of the Company’s Board to the Company, applicable law or stock exchange requirements, the Company shall take all action necessary such that the number of directors on the Board of the Company shall (if necessary) be increased such that the iSystems Board Representative may then serve on the Board and such vacancy shall be filled by the designees of the iSystems Majority Holders, effective as of the day following the Beginning Date (or, if later, the date that the iSystems Majority Holders determine to appoint such iSystems Board Representative); provided that if the Company avoids its obligations under this sentence or this Section 10(a) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, applicable law or stock exchange requirements, the iSystems Majority Holders shall be entitled to appoint an alternative nominee to be the iSystems Board Representative who shall be reasonably acceptable to the Company.  The iSystems Board Representative appointed pursuant to this Section 10(a) shall continue to hold office until such iSystems Board Representative’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this Section 10.

(b)   Continuing Designation of iSystems Board Representative.  Prior to the iSystems Expiration Date, in connection with the expiration of the term of any iSystems Board Representative, the Company shall, subject to the provisions of Section 10(c) and subject only to such nomination not being in violation of the fiduciary duties of members of the Board of the Company, applicable law or stock exchange requirements, nominate the iSystems Board Representative designated by the iSystems Majority Holders for election to the Board of the Company, which nominee shall be Daniel Gill or such other individual reasonably acceptable to the Company, and solicit proxies from the Company’s stockholders in favor of the election of such iSystems Board Representative; provided that if the Company avoids its obligations under this sentence or this Section 10(b) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, applicable law or stock exchange requirements, the iSystems Majority Holders shall be entitled to appoint an alternative nominee to be the iSystems Board Representative who shall be reasonably acceptable to the Company.  Subject to the provisions of Section 10(c), the Company shall use reasonable best efforts to cause such iSystems Board Representative to be elected to the Board of the Company (including voting all unrestricted proxies in favor of the election of such iSystems Board Representative and including recommending approval of such iSystems Board Representative’s appointment to the Board of the Company as provided for in the Company’s proxy statement) and shall not take any action which would diminish the prospects of such iSystems Board Representative of being elected to the Board of the Company.

(c)   Termination of iSystems Board Representative Designation Rights.  The right of the iSystems Majority Holders to designate an iSystems Board Representative pursuant to this Section 10 shall terminate on the iSystems Expiration Date.

(d)   Resignation; Removal; and Vacancies.

(i)            Resignation.  An elected iSystems Board Representative may resign from the Company’s Board at any time by giving written notice to the Company at its principal executive office.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

(ii)           Removal.  So long as the iSystems Majority Holders retain the right to designate a director pursuant to Section 10(b) and Section 10(c), the Company shall remove the iSystems Board Representative only if so directed in writing by the iSystems Majority Holders.

(iii)          Vacancies.  In the event of a vacancy on the Company’s Board resulting from the death, disqualification, resignation, retirement, removal or termination of term of office of an iSystems Board Representative designated by the iSystems Majority Holders, then the Company shall use reasonable best efforts to fill such vacancy with a representative designated by the iSystems Majority Holders as provided hereunder, in either case to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Company’s Board in the manner set forth in the Company’s Bylaws).  If the iSystems Majority Holders fail or decline to fill the vacancy, then the directorship shall remain open until such time as the iSystems Majority Holders elect to fill it with a representative designated hereunder.

(e)   Fees & Expenses.  The iSystems Board Representative shall be entitled to fees, other compensation and reimbursement of expenses commensurate with, and no less favorable than, those paid to members of the Company’s Board who are not employees of the Company or its Subsidiaries.

(f)    Subsidiary Boards; Committees.  Subject to applicable law and the rules of any exchange on which the Company’s securities are listed, at the request of the iSystems Majority Holders, as applicable, the Company shall use reasonable best efforts to cause the iSystems Board Representative to be appointed to the Boards of each Subsidiary of the Company (each, a “Sub Board”) and each committee of the Board and each Sub Board. The iSystems Board Representative shall be appointed to any “executive” or similar committee of the Board and any Sub Board on which he serves.

(g)   D&O Insurance. The Company and its Subsidiaries shall maintain a directors and officers liability insurance policy for the benefit of all directors and officers of the Company and its Subsidiaries (including, for the avoidance of doubt, the iSystems Board Representative) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier and in an amount and scope at least as favorable as the Company’s existing directors and officers liability insurance policy for so long as the iSystems Board Representative remains a director of the Company or any of its Subsidiaries.

(h)   Reporting Information.  With respect to the iSystems Board Representative designated pursuant to the provisions of this Section 10, the iSystems Majority Holders shall cause the iSystems Board Representative to provide to the Company with all necessary assistance and information related to such iSystems Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

(i)    Policies.  Other than the Company’s policies and committee charters, as filed with the SEC or available on its website as of the date hereof and its insider trading policy in effect as of the date hereof, the Company has no policies binding on its directors and will not approve or adopt any such policy that is binding on the iSystems Board Representative (and will not assert a claim that the iSystems Board Representative is in violation of any duty to the Company arising from), iSystems or any other holders of Registrable Securities exercising any rights under this Agreement, the Purchase Agreement or any other agreement to which it is party with the Agreement or as a result of any communications with holders of Registrable Securities or any direct or indirect members or limited partners thereof related to the Company to the extent the recipient of such information has agreed in writing to keep such information confidential and has agreed to comply with applicable securities laws with respect to such information. Nothing in this Section 10(i) shall restrict the Company from adopting any policy that is required under applicable Delaware law, securities laws or the rules of NASDAQ or any other stock exchange governing shares of the Company’s Common Stock.

(j)    Third-Party Beneficiary.  The iSystems Board Representative is an express third-party beneficiary of this Agreement.

11.  Definitions.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified (it being understood and agree that from and after the Closing, for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of iSystems or any of its Affiliates).

“Board” means (i) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner (or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person; provided that, in each case, the “Board” shall be deemed to include any duly authorized committee thereof that is authorized to take the action in question.

“Business Day” has the meaning given to such term in the Purchase Agreement.

“Closing” has the meaning given to such term in the Purchase Agreement.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“iSystems Expiration Date” means the first date that the holders of Registrable Securities no longer hold more than the lesser of (x) 5% of the Company’s outstanding Common Stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of Company Common Stock held by such holders as of the date hereof.

“iSystems Majority Holders” means, at any time, the holders of at least a majority of the Registrable Securities then outstanding.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) any shares of Common Stock originally issued to iSystems pursuant to the Purchase Agreement and (ii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.

“Representative” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

“Restricted Securities” means (i) the Common Stock, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any warrants exercisable for Common Stock outstanding on the date hereof that are not freely tradable under applicable law and regulation.  As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.  Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

12.  Transfer of Restricted Securities.

(a)   General Provisions.  In addition to any other restrictions on transfer to which such shares may be subject, Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 12(b) below, any other legally available means of transfer.

(b)   Opinion Delivery.  In connection with the transfer of any Restricted Securities (other than a transfer described in Section 12(a)(i) or (ii) above), upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.  In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 12(c).

(c)   Legend.  Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS INVESTORS DATED AS OF [           ], 20[  ], AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(d)   Legend Removal.  If any Restricted Securities become eligible for sale without restriction pursuant to Rule 144, the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 12(c) from the certificates for such Restricted Securities.

13.  Miscellaneous.

(a)   Counterparts.  This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(b)   Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(c)   Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law (including in the case of injunctive relief, without a requirement of posting a bond).

(d)   Amendments and Waivers.  The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and iSystems Majority Holders.

(e)   No Inconsistent Agreements or Actions. The Company represents and warrants to iSystems that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any Person with respect to any securities of the Company other than this Agreement and the Amended and Restated Registration Rights Agreement dated as of March 10, 2012, and covenants and agrees that it will not hereafter enter into any agreement with respect to its securities which violates the rights granted to the holders of Registrable Securities in this Agreement.  The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of any holder of Registrable Securities to include its Registrable Securities in a registration undertaken pursuant to this Agreement.

(f)    Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of any type of Registrable Securities are, except as otherwise described herein, also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.  Nothing herein shall limit the right of iSystems or its equityholders to distribute the shares hereunder to its direct and indirect members, subject to such conditions as may be imposed by iSystems with respect thereto; provided that in order to obtain any benefits of this Agreement, any subsequent holder of Registrable Securities or any assignee of iSystems shall execute a counterpart to this Agreement agreeing to be bound the terms hereof.  Notwithstanding the foregoing, in no event shall any Person other than iSystems or one or more Affiliates of Silver Oak Services Partners, LLC be entitled to exercise rights pursuant to Section 9 or Section 10 hereof.

(g)   Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h)   Governing Law.  The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Whenever used herein, “including” means “including, without limitation.”

(i)    Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to a particular holder of Registrable Securities at the address indicated on the books and records of the Company and to the Company at its principal executive office (to the attention of the Company’s president) or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(j)    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(k)   References to Equity Securities.  Whenever there is a reference to any series, class or type of equity securities (e.g., Common Stock), such reference shall include a reference to any equity securities issued to the holder thereof in respect of such securities in any merger, consolidation, recapitalization, restructuring, exchange, conversion, stock spilt, stock combination or other transaction.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

ASURE SOFTWARE, INC.

/s/ Patrick Goepel
By: Patrick Goepel
Its: President and Chief Executive Officer

ISYSTEMS

iSYSTEMS HOLDINGS, LLC

/s/ Daniel Gill
By: Daniel Gill
Its: President

[Signature Page to Investor Rights Agreement]